UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gastar Exploration USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3531640
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.75% Series B Cumulative Preferred Stock	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174552.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.75% Series B Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of Gastar Exploration USA, Inc., a Delaware corporation (the “Registrant”). The description of the Series B Preferred Stock to be registered hereunder is set forth under the caption “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series B Preferred Stock (the “Prospectus Supplement”) filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-174552), which became effective as of June 8, 2011. The Prospectus Supplement, including the description of the Series B Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Gastar Exploration USA, Inc, filed with the Secretary of State of the State of Delaware on October 25, 2013 (incorporated by reference to the Registrant’s Form 8-K Current Report on Form 8-K dated October 28, 2013 (File No. 000-35211)).

3.2	Second Amended and Restated Bylaws of Gastar Exploration USA, Inc., dated October 25, 2013 (incorporated by reference to the Registrant’s Form 8-K Current Report on Form 8-K dated October 25, 2013 (File No. 000-35211)).

3.3	Certificate of Designation of Rights and Preferences of 8.625% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on June 20, 2011. File No. 001-35211).

3.4	Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock, dated October 31, 2013.

4.1	Form of Certificate representing 10.75% Series B Cumulative Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GASTAR EXPLORATION USA, INC.

Date: November 1, 2013	By:	/s/ J. Russell Porter
Name: J. Russell Porter
Title: President

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Gastar Exploration USA, Inc, filed with the Secretary of State of the State of Delaware on October 25, 2013 (incorporated by reference to the Registrant’s Form 8-K Current Report on Form 8-K dated October 28, 2013 (File No. 000-35211)).

3.2	Second Amended and Restated Bylaws of Gastar Exploration USA, Inc., dated October 25, 2013 (incorporated by reference to the Registrant’s Form 8-K Current Report on Form 8-K dated October 25, 2013 (File No. 000-35211)).

3.3	Certificate of Designation of Rights and Preferences of 8.625% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on June 20, 2011. File No. 001-35211).

3.4	Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock, dated October 31, 2013.

4.1	Form of Certificate representing 10.75% Series B Cumulative Preferred Stock.